Exhibit 99.1

Sanderson Farms Stockholders Approve Combination with Cargill and Continental Grain Company

LAUREL, Miss. – October 21, 2021 – Sanderson Farms, Inc. (NASDAQ: SAFM) (the “Company”) announced that at a special meeting of stockholders held earlier today, its stockholders approved the previously announced agreement for a joint venture between Cargill and Continental Grain to acquire Sanderson Farms for $203 per share in cash. Upon completion of the transaction, Cargill and Continental Grain will combine Sanderson Farms with Wayne Farms, a subsidiary of Continental Grain, to form a new, privately held poultry business.

“We are pleased Sanderson Farms stockholders approved this transaction and thank them for their support,” said Joe Sanderson, Chairman and Chief Executive Officer of Sanderson Farms. “We believe this transaction will benefit our various stakeholders, including employees, poultry producers and customers, and we remain focused on continuing to deliver the highest quality poultry products and services.”

According to the preliminary results announced at the special meeting, more than 86% of the outstanding shares, or more than 99% of the votes cast, voted in favor of the transaction. In total, approximately 87% of the outstanding shares of Sanderson Farms common stock were voted at the special meeting. The final voting results will be filed with the U.S. Securities and Exchange Commission on a Form 8-K.

The transaction is expected to close in the fourth calendar quarter of 2021 or in the first calendar quarter of 2022, and is subject to regulatory approvals and other customary closing conditions.

About Sanderson Farms

Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh, frozen and minimally prepared chicken. Its shares trade on the NASDAQ Global Select Market under the symbol SAFM.

Media / Investor Inquiries

Mike Cockrell

Sanderson Farms

Treasurer, Chief Financial Officer & Chief Legal Officer

(601) 426-1454

-or-

Paul Caminiti / Delia Cannan / Nicholas Leasure

Reevemark

(212) 433-4600

-or-

MacKenzie Partners, Inc.

Dan Burch / Laurie Connell

(212) 929-5748 / (212) 378-7071

dburch@mackenziepartners.com

lconnell@mackenziepartners.com

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction and the related transactions involving affiliates of Cargill and Continental Grain that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals), and the related transactions involving affiliates of Cargill and Continental Grain, in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s shares of common stock, par value $1.00 per share; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into pursuant to the proposed transaction or of the transactions involving affiliates of Cargill and Continental Grain; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (8) significant transaction costs; (9) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (10) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above, and could include: high absentee rates that have prevented and may continue to prevent the Company from running some of its facilities at full capacity, or could in the future cause facility closures; (13) an inability of contract poultry producers to manage their flocks; (14) supply chain disruptions for feed grains; (15) further changes in customer orders due to shifting consumer patterns; (16) disruptions in logistics and the distribution chain for the Company’s products; (17) liquidity challenges; and (18) a continued or worsening decline in global commercial activity, among other unfavorable conditions.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.